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Exhibit 23.1

[ERNST & YOUNG LETTERHEAD]

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 33-xxxxx) pertaining to the Employee Agreement with Robert Greifeld of The Nasdaq Stock Market, Inc. and to the incorporation by reference therein of our report dated March 10, 2003, with respect to the consolidated financial statements and schedules of The Nasdaq Stock Market, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York
July 3, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS